SEARCHLIGHT MINERALS CORP. PROVIDES UPDATE ON
SEARCHLIGHT GOLD PROJECT

NEW PLAN OF OPERATIONS SUBMITTED TO
U.S. BUREAU OF LAND MANAGEMENT

HENDERSON, Nevada (August 7, 2008) -- Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”), a minerals exploration company focused on the acquisition and development of projects in the southwestern United States, is pleased to provide investors with the following update on exploration activities at its Searchlight Gold Project in southern Nevada.

SUMMARY

The Company has been working over the past year to better position itself for the exploration and development of its Searchlight Gold Project. This work included acquiring title to the 20 160-acre claims from the previous claim owners, staking additional 20-acre claims over-top the project area to ensure land title security and submission of a new Plan of Operations.

On August 7, 2008, the Company submitted a new Plan of Operations to the U.S. Bureau of Land Management (“BLM”). “We are now firmly back on track with this exploration project and are well-positioned to commence the drilling, sampling and analysis program once we receive approval to proceed from the BLM,” observed Ian McNeil, Chief Executive Officer of Searchlight Minerals Corp.

“While the Company has focused most of its resources in recent months upon proving the commercial feasibility of its Clarkdale Slag Project, we want to move this second project forward on a timely basis so that we can proceed rapidly in Nevada once Clarkdale is in production,” continued McNeil. “Our mission has always been to grow Searchlight Minerals into a production/exploration hybrid, and recent developments at the Searchlight Gold Project are consistent with this objective.”

CLAIMS OWNERSHIP AND ADDITIONAL STAKING

The Searchlight Gold Project is a 3,200-acre gold project located approximately 50 miles south of Las Vegas and two miles south of Searchlight, Nevada. The mining claims were staked in the period between 1998 and 2003 as 160-acre association placer mining claims on federal land administered by the BLM. In 2005, the Company entered into option agreements with the former claim owners and agreed to issue 5.6 million shares of the Company’s common stock over a four-year period in exchange for ownership of the claims. The final 1.4 million share payment occurred in June 2008, and the Company now owns the Searchlight Gold Project claims without incumbency.

In the third quarter of 2008, based on the advice of mining counsel, the Company staked over-top of the project area with 142 20-acre claims, while still retaining the original underlying 160-acre claims covering the 3,200 acre project area. This “double staking” was to ensure the security of the title to the claims, as the laws regarding title to 160-acre association placer claims can sometimes be unclear and potentially challengeable.

“We now have 100% ownership of the Searchlight Gold Project and have also taken measures to ensure security of title to the project area claims,” noted McNeil. “We are also very pleased to announce today that we have submitted a new Plan of Operations to the BLM.”

PLAN OF OPERATIONS

The previous owners of the Searchlight claims (the “Searchlight Claim owners”) had obtained a BLM-approved Plan of Operations that included permission to drill 18 holes across the 3,200-acre project area and to mine a 36-acre pit on one of the claims. Although the Plan of Operations was accepted by the BLM, the Company’s ability to carry out a drilling program in 2007 was halted by the suspension of the Searchlight Claim owners’ Plan of Operations due to a dispute between the BLM and K. Ian Matheson, one of the Company’s current principal stockholders and a former officer and director of the Company, involving a project unrelated to the Searchlight Gold Project or to the Company.

In late December 2007, the Company was informed by the BLM that if it obtained title to the claims (without Mr. Matheson as a claim owner) and applied for a new Plan of Operations under the Company’s name, the BLM would cooperate with the Company in granting approval of such new Plan of Operations.

“The new Plan of Operations, which mirrors the plan that was originally approved by the BLM upon submission by the previous Searchlight Claim owners, includes the drilling of 18 holes to a depth of up to 100 feet each across the claim block and a 36-acre prospective pit mining area,” continued McNeil. “Our intent is to commence the drilling program as soon as possible after acceptance of the Plan of Operations by the BLM. The drilling program and analyses of drill hole material will be conducted under strict chain-of-custody procedures by an independent engineering firm. The purpose of the drilling and analysis program is to assist in the determination of mineralization at depth beneath the surface of the 3,200-acre project. It should also provide information critical to the next phase of the project, which will likely include additional drilling, pilot studies and pre-feasibility studies.”

PREVIOUS AND ONGOING METALLURGICAL WORK

Since 2005, the Company has engaged Arrakis, Inc., a Denver-based independent mining and environmental engineering firm, to perform a number of metallurgical tests on surface and bulk samples taken from the Searchlight Gold Project site under strict chain-of-custody protocols. In 2007, results from these tests validated the presence of gold on the project site and identified reliable and consistent metallurgical protocols for the analysis and extraction of gold, such as “microwave digestion” and “autoclave” leaching.

“Initial and subsequent surface sampling of the Searchlight property have consistently revealed in-situ grades of 0.3 to 0.4 ounces per ton of gold over a very wide surface area,” observed James Murray, President of Arrakis, Inc. “While these are surface samples only and therefore cannot be used to extrapolate the depth or areal extent of the resource, it would be a very unusual deposit that did not also have significant mineralization at depth.”

“We were encouraged by these results, and in the first quarter of 2008 we approved a continuation of the metallurgical work program with Arrakis,” added McNeil. “The objective of this program is to attempt to further improve upon the extraction grades of gold from samples taken from the project and explore in more detail the potential capital and operating costs of implementing certain methods, such as autoclave leaching. We have budgeted $1 million in expenditures at the Searchlight Gold Project over the next twelve months for metallurgical testing; bulk sampling; an 18-hole drilling and sampling program; milling, leaching and extraction tests to optimize recovery of precious metals from project samples; and exploring in more detail the potential capital and operating costs of a commercial mining operation.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”. Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. Risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to, the Company’s limited operating history, the Company’s ability to secure approval of the Plan of Operations for its Searchlight Gold Project from the BLM, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com